SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported) February 5, 2004

HOST MARRIOTT, L.P.

(Exact Name of Registrant as Specified in its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

0-25087	52-2095412
(Commission File Number)	(I.R.S. Employer Identification Number)

6903 Rockledge Drive, Suite 1500 Bethesda, Maryland	20817
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code 240-744-1000

(Former Name or Former Address, if changed since last report.)

FORM 8-K

ITEM 5.    OTHER EVENTS

Host Marriott Corporation, the sole general partner and majority owner of Host Marriott, L.P., announced on February 5, 2004 that it has sold three hotels and signed an agreement to sell two additional hotels for total proceeds of $70 million to a joint venture comprised of HEI Hospitality, Greenfield Partners, LLC and GIC Real Estate. The three hotels sold were the Atlanta Marriott Northwest, the Detroit Airport Marriott, and the Detroit Marriott Southfield hotels. The closing of the sale of the two remaining hotels, the Atlanta Marriott Norcross and the Fullerton Marriott at California State University, is expected to occur in mid March and is subject to customary closing conditions. In addition, the Company announced the sale of the Mexico City Airport Marriott hotel for total proceeds of $30 million. The proceeds from these sales are expected to be used to repay debt or for other corporate purposes.

The Company intends to increase its sales efforts for its non-core assets as a result of strong demand in the market. The Company now forecasts the sale of a total of approximately $500 million of assets in 2004 (including the transactions announced today) with the majority of dispositions occurring in the first half of the year. Sales proceeds will be used to pay down debt, invest in the Company’s existing portfolio and/or acquisitions. To the extent the proceeds are employed to repay debt, the Company expects to incur certain one-time adjustments, consisting of call premiums and accelerated deferred financing costs.

Christopher J. Nassetta, president and chief executive officer, stated, “We believe selling non-core assets in this environment is the right long-term strategic decision for the company. The sale of these non-core assets will enhance the overall quality of our portfolio and our long-term earnings growth rate.”

The Company has finalized the review of individual property budgets for 2004 and continues to believe that RevPAR is expected to increase approximately 3% to 4% from 2003.

Host Marriott is a Fortune 500 lodging real estate company, which owns 113 upscale and luxury full-service hotel properties primarily operated under Marriott, Ritz-Carlton, Four Seasons, Hyatt, Westin and Hilton brand names.

This Form 8-K contains forward-looking statements within the meaning of federal securities regulations. Forward-looking statements are not guarantees of future performance and involve known and unknown risks, uncertainties and other factors which may cause the actual results to differ materially from those anticipated at the time the forward-looking statements are made. These risks include, but are not limited to: national and local economic and business conditions that will affect occupancy rates at our hotels and the demand for hotel products and services; operating risks associated with the hotel business; risks associated with the level of our indebtedness and our ability to meet covenants in our debt agreements; relationships with property managers; our ability to maintain our properties in a first-class manner, including meeting capital expenditure requirements; our ability to compete effectively in areas such as access, location, quality of accommodations and room rate structures; changes in travel patterns, taxes and government regulations which influence or determine wages, prices, construction procedures and cost; and our ability to continue to satisfy complex rules in order for Host Marriott Corporation to qualify as a REIT for federal income tax purposes. For further information regarding risks and uncertainties associated with our business, please refer to the Company’s filings with the Securities and Exchange Commission. Although the Company believes the expectations reflected in such forward-looking statements are based upon reasonable assumptions, it can give no assurance that the expectations will be attained or that any deviation will not be material. All information in this Form 8-K is as of February 5, 2004 and the Company undertakes no obligation to update any forward-looking statement to conform the statement to actual results or changes in the Company’s expectations.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Host Marriott, L.P.

By:    Host Marriott Corporation,

          its General Partner

By:    /s/ LARRY K. HARVEY

        Larry K. Harvey

        Senior Vice President and

        Corporate Controller

Date:    February 6, 2004